ORIGIN MATERIALS, INC. MANAGEMENT INCENTIVE PLAN APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON MAY 14, 2026 (the “Effective Date”) This Management Incentive Plan (the “Plan”) is established by ORIGIN MATERIALS, INC., a Delaware corporation (the “Company”), effective as of the date set forth above. 1. Purpose of the Plan. The Company considers it essential that key employees remain engaged and focused on maximizing value for stockholders during the Company’s asset sale and wind-down process. The purpose of the Plan is to establish a performance-based incentive bonus opportunity that aligns the interests of key employees with those of the Company’s stockholders by rewarding Participants only to the extent that proceeds realized from the sale of specified Company assets exceed designated minimum value thresholds. 2. Definitions. 2.1 “Assets” means the following assets of the Company, other than cash, which shall include, without limitation, the following specific categories: (a) Accounts Receivable; (b) Capformer Equipment; (c) Extruder Equipment; (d) Land for Sale; (e) OM1; and (f) C&C IP. 2.2 “Board” means the Board of Directors of the Company. 2.3 “Bonus Percentage” means, with respect to each Participant, a percentage allocation of the applicable Sales Team Pool (in the case of a Sales Team Participant) or Non-Sales Team Pool (in the case of a Non-Sales Team Participant), as determined by the Committee, for each Participant at the time an individual is designated as a Participant, not to exceed an aggregate of 100% for all Participants within the applicable pool. 2.4 “Bonus Amount” means, with respect to a Participant, an amount equal to the product of (x) the Participant’s Bonus Percentage and (y) the Sales Team Pool (in the case of a Sales Team Participant) or the Non-Sales Team Pool (in the case of a Non-Sales Team Participant). 2.5 “Bonus Payment” means the payment of any portion of the Bonus Amount to a Participant in accordance with Section 6, subject to satisfaction of all applicable conditions set forth in the Plan and the applicable Participation Agreement, including the Stockholder Return Requirement. 2.6 “Bonus Pool” means the maximum aggregate amount of cash available for distribution to Participants pursuant to the Plan, as calculated based on the aggregate Gross Asset Value in accordance with the graduated schedule set forth in EXHIBIT A attached hereto, which Bonus Pool shall be allocated between the Sales Team Pool and the Non-Sales Team Pool as set forth therein. 2.7 “Book Value” means, (a) for Capformer and Extruder Equipment, invoiced costs only and specifically excludes shipping, tariffs, installation, and storage costs; and (b) for OM1, USD$18,000,000. 2.8 “Cause” shall have the meaning ascribed to such term in the Company’s 2021 Equity Incentive Plan, as may be amended from time to time. 2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2. 2.10 “Committee” means the Compensation Committee of the Board of Directors 2.11 “Disqualifying Termination” means a termination of a Participant’s service with the Company (a) voluntarily by the Participant (other than due to the Participant’s death) or (b) by the Company for Cause. 2.12 “Dissolution” means the dissolution, liquidation and winding up of the Company pursuant to a plan of dissolution approved by the Board and the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware, which dissolution is intended to qualify as a corporate dissolution taxed under Section 331 of the Code. 2.13 “Measurement Date” means the earliest to occur of (i) the date that is three (3) years following the Effective Date, and (ii) the date of the sale, transfer, or other disposition of the last remaining Assets. 2.14 “Non-Sales Team Participant” means a Participant who is not a Sales Team Participant. 2.15 “Non-Sales Team Pool” means, with respect to any determination of the Bonus Pool, an amount equal to the Bonus Pool less the Sales Team Pool. 2.16 “Participant” means an individual service provider of the Company who has been designated as a Participant by the Committee and who has signed and returned a valid Participation Agreement to the Company prior to the Dissolution. Each Participant shall be designated in the applicable Participation Agreement as either a Sales Team Participant or a Non-Sales Team Participant. 2.17 “Participation Agreement” means an agreement between a Participant and the Company in substantially the form of EXHIBIT B attached to the Plan. 2.18 “Representative” means one or more members of the Committee or persons designated by the Committee prior to or in connection with the Dissolution. 2.19 “Proceeds” means, with respect to each Asset, the aggregate gross cash proceeds actually received by the Company from the sale, transfer, or other disposition of such Asset. 2.20 “Sales Team Participant” means a Participant designated as such in the applicable Participation Agreement. 2.21 “Sales Team Pool” means, with respect to any determination of the Bonus Pool, an amount initially equal to thirty-two and one-half percent (32.5%) of the Bonus Pool, subject to adjustment in accordance with EXHIBIT A. 2.22 “Stockholder Return Requirement” means the stockholders of the Company having been accrued or paid aggregate liquidating distributions in connection with the Dissolution in an amount of at least $1.00 per share of common stock of the Company outstanding as of the record date established by the Committee for purposes of determining the stockholders entitled to receive such liquidating distributions. 3. Interpretation and Administration of the Plan. 3.1 Prior to the Dissolution, the Plan shall be interpreted and administered by the Committee, whose actions in interpreting the terms of the Plan and administration of the Plan shall be final and binding on all Participants.

3. 3.2 Upon and after the Dissolution, the Plan shall be interpreted and administered in good faith by the Representative. All actions taken by the Representative in interpreting the terms of the Plan and administration of the Plan shall be final and binding on all Participants. 4. Allocation of the Bonus Pool. 4.1 The Plan shall operate through establishment of the Sales Team Pool and the Non-Sales Team Pool, which together comprise the Bonus Pool. 4.2 A Bonus Percentage shall be awarded to each Participant prior to the Dissolution by the Committee in its sole discretion and shall be evidenced by a Participation Agreement signed by a duly authorized officer of the Company and each Participant. 4.3 Each Participation Agreement shall specify the Bonus Percentage awarded, the applicable pool in which the Participant shall participate (i.e., the Sales Team Pool or the Non-Sales Team Pool, which together comprise the Bonus Pool), and contain such other terms as the Committee deems necessary or advisable in the administration of the Plan. 4.4 Once awarded, the Bonus Percentage awarded to a Participant may not be altered except by the written agreement of the parties, as approved by the Committee and as evidenced by the execution of a new Participation Agreement signed by a duly authorized officer of the Company and each Participant. 5. Eligibility to Earn a Bonus Amount. 5.1 Except as otherwise provided in a Participant’s Participation Agreement and Section 7 below, each Participant shall vest in the Bonus Percentage awarded to the Participant upon the Measurement Date, provided that such Participant has not been subject to a Disqualifying Termination. In the event of a Disqualifying Termination, such Participant shall immediately and irrevocably forfeit all rights to any Bonus Payment and any Bonus Amount otherwise payable to such Participant under the Plan and the applicable Participation Agreement, without any further action by the Company or any Participant, and such Participant shall thereafter cease to be a Participant under the Plan. A Participant whose service with the Company terminates other than due to a Disqualifying Termination shall remain eligible to receive any applicable Bonus Payment, if earned and payable, in accordance with Section 6. 5.2 Notwithstanding any provision to the contrary in the Plan, a Participant shall not become eligible to earn or be entitled to receive any Bonus Payment until the Measurement Date has occurred. 6. Bonus Payment. If the conditions for earning the Bonus Amount set forth in the Plan and the applicable Participation Agreement are satisfied, including satisfaction of the Stockholder Return Requirement, each Participant shall be entitled to receive the Bonus Payment in a lump sum as soon as administratively practicable, but in no event later than sixty (60) days following the Measurement Date; provided, however, that in all events, the Bonus Payment shall be made no later than March 15th of the calendar year following the calendar year in which the Measurement Date occurs, such that the Bonus Payment is intended to qualify as a “short-term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4). If the sixty (60)-day period following the Measurement Date begins in one calendar year and ends in a second calendar year, any Bonus Payment shall be made in the second calendar year, regardless of when the release is executed and becomes effective.

4. Notwithstanding anything to the contrary in this Section 6, no Bonus Payment shall be made to any Participant unless the Stockholder Return Requirement has been satisfied. If the Stockholder Return Requirement has not been satisfied prior to the Plan Termination Date (as defined below), amounts in the Bonus Pool up to the amount necessary to satisfy the Stockholder Return Requirement shall revert to the stockholders of the Company and be distributed in accordance with the Dissolution; provided, that any amounts in the Bonus Pool in excess of the amount necessary to satisfy the Stockholder Return Requirement shall become vested and be paid to the applicable Participants in accordance with the terms of this Section 6 as soon as administratively practicable, but in no event later than sixty (60) days following the Plan Termination Date; provided, further, that in all events, any such payment shall be made no later than March 15th of the calendar year following the calendar year in which the Plan Termination Date occurs. If such sixty (60)-day period begins in one calendar year and ends in a second calendar year, any such payment shall be made in the second calendar year. 7. Release. As a further condition to receiving a Bonus Payment, a Participant must execute and allow to become effective, a general release of claims in substantially the form of EXHIBIT C within sixty (60) days after the applicable Measurement Date. If any Participant refuses to execute such release and allow it to become effective within such time period, then such Participant shall not be eligible to receive a Bonus Payment and the Bonus Amount otherwise payable to such Participant shall be forfeited by such Participant. 8. Section 409A. It is intended that the Bonus Payment satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) and, to the extent not so exempt, that the Bonus Payment comply, and the Plan be interpreted to the greatest extent possible as compliant with Section 409A. Without limiting the generality of the foregoing, the Company intends that any Bonus Payment payable to a Participant upon the occurrence of the Measurement Date be exempt from Section 409A as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4), and that the requirement that the sale, transfer, or other disposition of the Assets be consummated and the Stockholder Return Requirement be satisfied (or, in the case of payments made pursuant to the second proviso of Section 6, that the Plan Termination Date occur) as conditions to payment each constitutes a substantial risk of forfeiture, within the meaning of Treasury Regulation Section 1.409A- 1(d), with respect to any Bonus Amount. The Plan shall be interpreted and administered in accordance with the foregoing. 9. Withholding of Compensation. The Company shall withhold from any Bonus Payments under the Plan and from any other amounts payable to a Participant by the Company any amount required to satisfy any income and employment tax withholding obligations arising under applicable federal and state laws in respect of any Bonus Payment. Each Participant is encouraged to contact his or her personal legal or tax advisors with respect to the benefits provided by the Plan. Neither the Company nor any of its employees, service providers, directors, officers or agents are authorized to provide any tax advice to Participants with respect to the benefits provided under the Plan. 10. No Guarantee of Continued Service Relationship. The Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to a continued service relationship between the Participant and the Company. 11. No Equity Interest; Status as Creditor. Neither the Plan nor the allocation of any Bonus Percentage hereunder creates or conveys any equity or ownership interest in the Company or any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s stockholders. The Bonus Percentages allocated do not constitute “securities” of

5. the Company. A Participant’s sole right under the Plan shall be as a general unsecured creditor of the Company and the acquiring or surviving corporation. 12. No Assignment or Transfer by Participant. None of the rights, benefits, obligations or duties under the Plan may be assigned or transferred by any Participant except by will or under the laws of descent and distribution. Any purported assignment or transfer by any such Participant shall be void. 13. Termination of the Plan. The Plan shall terminate as of and effective on the earliest to occur of (i) the date that is three (3) years following the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware, and (ii) the date of the sale, transfer, or other disposition of the last remaining Asset (the earlier of clause (i) and clause (ii), the “Plan Termination Date”); provided, however, that if any Bonus Payment remains due and payable to any Participant as of the Plan Termination Date (including any payment contingent upon satisfaction of the Stockholder Return Requirement), the Plan shall remain in effect solely for the purpose of administering and making such Bonus Payment in accordance with Section 6, and shall terminate upon the earlier of (x) the date on which all such Bonus Payments have been made and (y) the latest date on which such Bonus Payments may be made pursuant to Section 6. All Participation Agreements shall terminate concurrently with the termination of the Plan, and no Bonus Payments shall be due under the Plan after it has terminated. Upon termination of the Plan, any amounts remaining in the Bonus Pool shall be treated in accordance with Section 6. 14. Amendment of the Plan. The Plan may be amended by the Committee (or the Representative, as applicable), provided that no amendment shall adversely affect the rights of a Participant hereunder without written consent of such Participant. 15. Governing Law. The rights and obligations of a Participant under the Plan shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its or any other jurisdiction’s conflicts of laws principles. 16. Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included. 17. Entire Agreement. The Plan and the executed Participation Agreements set forth all of the agreements and understandings between the Company and Participants with respect to the subject matter of the Plan and supersedes and terminates all prior agreements and understandings between the Company and Participants with respect to the subject matter of the Plan. [INTENTIONALLY LEFT BLANK]

6. EXHIBIT A ORIGIN MATERIALS, INC. BONUS POOL The Bonus Pool shall be determined based on the aggregate Gross Asset Value, calculated in accordance with the graduated schedule set forth below. First, promptly following the sale, transfer, or other disposition of the Assets, the Committee (or the Representative, as applicable) shall determine the Proceeds received by the Company with respect to such Assets and shall calculate the Gross Asset Value as the cumulative sum of all Proceeds received across all Assets as of such date. Second, following each such determination, the Committee (or the Representative, as applicable) shall apply the graduated bonus rates set forth below to the applicable portions of the then-current Gross Asset Value to calculate the required Bonus Pool amount, and the Company shall retain from the Proceeds of such asset sale the incremental amount, if any, necessary to fund the Bonus Pool up to such required amount. Third, as of the Measurement Date, the Bonus Pool shall be allocated between the Sales Team Pool and the Non-Sales Team Pool pursuant to the Sales Team Pool Adjustment (as defined below). The graduated bonus rate schedule is as follows: Gross Asset Value — From ($M) Bonus Rate $0 - $25 2.0% > $25 - $50 3.0% > $50 - $60 4.0% > $60 - $70 5.0% > $70 - $80 8.0% > $80 9.0% The Bonus Pool shall be calculated on a cumulative basis by applying each applicable bonus rate only to the portion of the Gross Asset Value falling within the corresponding tier set forth in the table above. All determinations of Proceeds, Gross Asset Value, and the Bonus Pool shall be made by the Committee (or the Representative, as applicable) in good faith, and such determinations shall be final and binding on all Participants. Notwithstanding the foregoing, the Sales Team Pool shall be subject to adjustment as follows: for each increment of five million dollars ($5,000,000) in aggregate Intangible Asset Proceeds in excess of five million dollars ($5,000,000), two and one-half percent (2.5%) of the Bonus Pool shall be reallocated from the Non-Sales Team Pool to the Sales Team Pool (the “Sales Team Pool Adjustment”). The baseline allocation of thirty-two and one-half percent (32.5%) of the Bonus Pool to the Sales Team Pool shall apply where aggregate Intangible Asset Proceeds are less than or equal to nine million nine hundred ninety-nine thousand nine hundred ninety-nine dollars ($9,999,999), and each such reallocation shall reduce the Non- Sales Team Pool by a corresponding amount. Each Sales Team Participant’s Bonus Percentage shall represent such Sales Team Participant’s proportionate share of the Sales Team Pool, and each Non-Sales

7. Team Participant’s Bonus Percentage shall represent such Non-Sales Team Participant’s proportionate share of the Non-Sales Team Pool, in each case as set forth in the applicable Participation Agreement. Definitions As used in this EXHIBIT A, the following term shall have the meaning set forth below. Capitalized terms used but not defined in this EXHIBIT A shall have the meanings ascribed to them in the Plan. “Gross Asset Value” means the aggregate gross cash Proceeds actually received by the Company from the sale, transfer, or other disposition of all Assets. “Intangible Asset Proceeds” means the aggregate gross cash Proceeds actually received by the Company from the sale, transfer, or other disposition of intangible Assets, including intellectual property, as determined by the Committee (or the Representative, as applicable) in its sole reasonable discretion. Should tangible and intangible Assets be combined in a single sale, the value ascribed to the intangible Assets will be the total sales amount, less the estimated liquidation value of each tangible asset as follows: Asset Estimated Liquidation Value Capformer Equipment 35% of Book Value Extruder Equipment 60% of Book Value OM1 100% of Book Value

8. EXHIBIT B ORIGIN MATERIALS, INC. MANAGEMENT INCENTIVE PLAN PARTICIPATION AGREEMENT This Participation Agreement (this “Participation Agreement”) is entered into by and between ORIGIN MATERIALS, INC., a Delaware corporation (the “Company”), and the undersigned Participant, as of the date set forth below. This Participation Agreement is attached to a copy of the Origin Materials, Inc. Management Incentive Plan (the “Plan”). Each capitalized term not defined in this Participation Agreement shall have the meaning ascribed to such term in the Plan. The Committee has designated you a Participant in the Plan and, subject to the terms and conditions as provided under the Plan, has awarded you the following Bonus Percentage: Bonus Percentage: [___]% The Participant is hereby designated as a (select one): Sales Team Participant and Participant shall participate in the Sales Team Pool and the Bonus Percentage set forth above shall represent the Participant’s proportionate share of the Sales Team Pool. Non-Sales Team Participant and Participant shall participate in the Non-Sales Team Pool and the Bonus Percentage set forth above shall represent the Participant’s proportionate share of the Non-Sales Team Pool. 1 NTD – include for named executive offers only. You are encouraged to read the Plan in its entirety. The final decision as to whether you have earned any Bonus Payments under the Plan shall be made by the Committee or the Representative in accordance with the Plan. [Notwithstanding anything in the Plan or this Participation Agreement to the contrary, in no event shall Participant receive a payment greater than $500,000 pursuant to the Plan or this Participation Agreement.]1 To indicate your acceptance of your designation as a Participant in the Plan, please sign a copy of this Participation Agreement in the space indicated below and return it to [NAME] on or before [DATE].

9. ORIGIN MATERIALS, INC. By: Name: Title: ACCEPTED AND ACKNOWLEDGED: I hereby accept my designation as a Participant under the Plan. Dated: ________________ By: Name:

EXHIBIT C GENERAL RELEASE I understand that I have accepted my designation as a Participant in the Management Incentive Plan (the “Plan”) of ORIGIN MATERIALS, INC. (the “Company”). In consideration of receiving certain benefits under the Plan, I have agreed to sign this General Release. I understand that I am not entitled to benefits under the Plan unless I sign this General Release. In consideration for the benefits I am receiving under the Plan, I hereby release the Company and its current and former officers, directors, agents, attorneys, employees, service providers, stockholders, parents, subsidiaries, affiliates and the Representative from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to and including the date I sign this General Release. This General Release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my service to the Company or the termination of my service to the Company or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation. I understand that I am not releasing any claim that cannot be waived under applicable state or federal law. I am not releasing any rights that I have to be indemnified (including any right to reimbursement of expenses), arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company, for any liabilities arising from my actions within the course and scope of my employment with the Company or within the course and scope of my role as a member of the Board of the Company. Nothing in this General Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any such proceeding with regard to any claim released in this General Release. Nothing in this General Release shall prevent me from challenging the validity of my general release in a legal or administrative proceeding. Dated: ________________ By: Name: